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                                                                    EXHIBIT 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2002 relating to the financial statements of Janus Capital Group Inc., which appears in Janus Capital Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2003 relating to the financial statements of DST Systems, Inc., which appears in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. The financial statements of DST Systems, Inc. for the year ended December 31, 2002, together with our report thereon, have been incorporated by reference in Janus Capital Group Inc.'s Annual Report on Form 10-K referred to above.


/s/  PricewaterhouseCoopers LLP


Kansas City, Missouri
March 28, 2003